As filed with the Securities and Exchange Commission on February 12, 2014	Registration No. 333-134619

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TALON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4654481 (I.R.S. Employer Identification No.)
21900 Burbank Boulevard, Suite 270 Woodland Hills, CA (Address of principal executive offices)	91367 (Zip Code)

Non-Statutory Stock Option Agreements

(Full title of the plans)

Lonnie D. Schnell, Chief Executive Officer

21900 Burbank Boulevard, Suite 270

Woodland Hills, California 91367

(Name and address of agent for service)

(881) 444-4100

(Telephone number, including area code, of agent for service)

Copy to:

John McIlvery, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller” reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

Explanatory Note

Talon International, Inc., or the Company, hereby amends the Registration Statement on Form S-8 (Registration No. 333-134619) filed on June 1, 2006 to withdraw from registration any and all securities of the Company registered thereunder which have not been sold pursuant to such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 2014.

TALON INTERNATIONAL, INC.

By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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